EXHIBIT 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute and appoint Nicholas J. Chulos to act as their true and lawful attorney-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 and all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on October 4, 2022.

Name and Signature	Title

/s/ James C. Ryan III James C. Ryan III	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brendon B. Falconer Brendon B. Falconer	Chief Financial Officer (Principal Financial Officer)

/s/ Angela L. Putnam Angela L. Putnam	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Barbara A. Boigegrain Barbara A. Boigegrain	Director

/s/ Thomas L. Brown Thomas L. Brown	Director

/s/ Kathryn J. Hayley Kathryn J. Hayley	Director

/s/ Peter J. Henseler Peter J. Henseler	Director

/s/ Daniel S. Hermann Daniel S. Hermann	Director

/s/ Ryan C. Kitchell Ryan C. Kitchell	Director

/s/ Austin M. Ramirez Austin M. Ramirez	Director

/s/ Ellen A. Rudnick Ellen A. Rudnick	Director

/s/ Thomas E. Salmon Thomas E. Salmon	Director

/s/ Michael L. Scudder Michael L. Scudder	Director

/s/ Rebecca S. Skillman Rebecca S. Skillman	Director

/s/ Michael J. Small Michael J. Small	Director

/s/ Derrick J. Stewart Derrick J. Stewart	Director

/s/ Stephen C. Van Arsdell Stephen C. Van Arsdell	Director

/s/ Katherine E. White Katherine E. White	Director